   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1998

                                           REGISTRATION STATEMENT NO. 333-41449

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                         AMENDMENT NO. 4 TO FORM S-11
                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933
                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
                                ---------------
                            BOSTON PROPERTIES, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
                                (617) 859-2600
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                        MORTIMER B. ZUCKERMAN, CHAIRMAN
            EDWARD H. LINDE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BOSTON PROPERTIES, INC.
                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
                                (617) 859-2600
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:

       GILBERT G. MENNA, P.C.                WALLACE L. SCHWARTZ, ESQ.
      EDWARD M. SCHULMAN, ESQ.               SUSAN J. SUTHERLAND, ESQ.
    GOODWIN, PROCTER & HOAR LLP                SKADDEN, ARPS, SLATE,
        599 LEXINGTON AVENUE                    MEAGHER & FLOM LLP
      NEW YORK, NEW YORK 10022                   919 THIRD AVENUE
           (212) 813-8800                    NEW YORK, NEW YORK 10022
                                                  (212) 735-3000

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ---------------

                        CALCULATION OF REGISTRATION FEE
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
                                                 PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF         AMOUNT           MAXIMUM         MAXIMUM      AMOUNT OF
    SECURITIES TO BE            BEING         OFFERING PRICE    AGGREGATE    REGISTRATION
       REGISTERED             REGISTERED        PER SHARE    OFFERING PRICE      FEE
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
 Common Stock, $.01 par
 value per share......   23,000,000 shares(1)       (2)      $762,773,725(3)    $0(4)

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(1) Includes up to 3,000,000 shares of Common Stock which the underwriters have the option to purchase solely to cover overallotments, if any.
(2) The proposed maximum offering prices per share were reported in previous filings.
(3) This is the sum of the proposed maximum aggregate offering prices made in the original filing and amendments thereto.
(4) The registration fee for 16,100,000 of the shares registered hereby ($156,140) was paid in connection with the initial filing of the registration statement on December 3, 1997; the fee for 1,150,000 of such shares ($11,312) was paid in connection with the filing of Amendment No. 2 to the registration statement on January 2, 1998; and the fee for 5,750,000 of such shares ($57,567) was paid in connection with the filing of Amendment No. 3 to the registration statement on January 23, 1998. No additional amounts are being registered pursuant to this Amendment No.4.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                               EXPLANATORY NOTE

  This Amendment No. 4 is being filed for the purpose of reflecting the proposed maximum aggregate offering price of the offering with respect to all shares registered pursuant to previous filings of this Registration Statement.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BOSTON PROPERTIES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, THE COMMONWEALTH OF MASSACHUSETTS, ON THIS 26TH DAY OF JANUARY, 1998.

                                         Boston Properties, Inc.

                                                   /s/ Edward H. Linde
                                         By: __________________________________
                                           NAME: EDWARD H. LINDE
                                           TITLE: PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                  DATE

                 *                    Chairman of the         January 26, 1998
------------------------------------   Board of Directors
       MORTIMER B. ZUCKERMAN

        /s/ Edward H. Linde           President and Chief     January 26, 1998
------------------------------------   Executive Officer,
          EDWARD H. LINDE              Director
                                       (Principal
                                       Executive Officer)

          /s/ David G. Gaw            Chief Financial         January 26, 1998
------------------------------------   Officer (Principal
            DAVID G. GAW               Financial Officer
                                       and Principal
                                       Accounting
                                       Officer)

                 *                    Director                January 26, 1998
------------------------------------
          ALAN J. PATRICOF

                 *                    Director                January 26, 1998
------------------------------------
         IVAN G. SEIDENBERG

                 *                    Director                January 26, 1998
------------------------------------

           MARTIN TURCHIN

        */s/ Edward H. Linde
------------------------------------
  EDWARD H. LINDE, AS ATTORNEY-IN-
                FACT

                                      II-6